Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Record Full Year and Fourth Quarter 2019 Results

For Release January 30, 2020

•	Full year 2019 record net income of $77.3 million increased 23% compared to 2018

•	Full year 2019 net income per common share of $2.37 increased 14% compared to 2018

•	Fourth quarter 2019 net income of $30.1 million increased 95% compared to the fourth quarter of 2018 and increased 48% compared to the third quarter of 2019

•	Fourth quarter net income per common share of $0.92 increased 80% compared to the fourth quarter of 2018 and increased 53% compared to the third quarter of 2019

•	Total assets of $6.4 billion increased $2.5 billion, or 64%, compared to December 31, 2018, driven by record-setting loan growth

•	Return on average assets reached 1.81% in the fourth quarter of 2019 compared to 1.61% in the fourth quarter of 2018 and 1.35% compared to the third quarter of 2019

•	Return on average tangible common shareholders’ equity reached 25.65% in the fourth quarter of 2019 compared to 16.24% in the fourth quarter of 2018 and 18.17% in the third quarter of 2019

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported fourth quarter 2019 net income of $30.1 million, or $0.92 per common share. This compared to $15.4 million, or $0.51 per common share, in the fourth quarter of 2018 and $20.3 million, or $0.60 per common share, in the third quarter of 2019.

The 95% increase in net income for the fourth quarter 2019 compared to the fourth quarter of 2018 was primarily driven by a 56% increase in net interest income that reflected significant growth in mortgage warehouse loans, and a 31% increase in gain on sale of loans from significantly higher growth in multi-family loans.

The 48% increase in net income for the fourth quarter 2019 compared to the third quarter of 2019 was primarily driven by an 85% increase in gain on sale of loans from the multi-family business as well as a 15% increase in net interest income that benefited from 10% higher average loan balances and a 9 basis point increase in net interest margin.

“On many fronts, 2019 was an exceptional year at Merchants for record-setting results, as we grew total assets by 64%, raised over $171 million in net new capital, grew net income by 23%, and grew earnings per common share by 14%, compared to 2018. The robust increases were fueled by significant growth in mortgage warehouse and multi-family loans, while we also maintained our reputation for high credit quality metrics and conservatively managed our expenses. We continue to demonstrate that our business model, with its complementary portfolio of businesses, allows us to operate profitably across various interest rate environments and sets us apart from many of our peers,” said Michael F. Petrie, Chairman and CEO of Merchants. “As we move into 2020 with a top-notch team in place, I am optimistic that our model will continue to meet customer and community needs, which will lead us to achieve our growth and profit goals that will provide enhanced shareholder value,” added Petrie.

Total Assets

Total assets of $6.4 billion at December 31, 2019 increased $2.5 billion, or 64%, compared to $3.9 billion at December 31, 2018 and increased $34.7 million, or 1%, compared to September 30, 2019.

The increase compared to December 31, 2018 was primarily due to growth in loans held for sale and net loans receivable, which increased a combined total of $2.2 billion. The increase reflected the significant loan growth generated from mortgage warehouse business, primarily resulting from lower interest rates that increased the origination volume and refinancing in the single-family mortgage market, as well as higher loan volume generated in multi-family business.

Return on average assets was 1.81% for the fourth quarter of 2019 compared to 1.61% for the fourth quarter of 2018 and 1.35% for the third quarter of 2019.

Asset Quality

The allowance for loan losses of $15.8 million at December 31, 2019 increased $3.1 million compared to December 31, 2018 and increased $2.1 million compared to September 30, 2019, primarily reflecting increases associated with loan growth. Non-performing loans were $4.7 million, or 0.15% of total loans at December 31, 2019, compared to $2.4 million, or 0.12% of total loans at December 31, 2018 and compared to $6.1 million, or 0.22% of total loans at September 30, 2019.

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Total Deposits

Total deposits of $5.5 billion at December 31, 2019 increased $2.2 billion, or 70%, compared to December 31, 2018 and decreased $21.6 million, compared to September 30, 2019.

The 70% increase in deposits compared to December 31, 2018 was primarily due to higher brokered certificates of deposits to support the significant growth in loans and to match their expected duration. Total brokered deposits increased $1.2 billion, to $2.2 billion at December 31, 2019 from $988.2 million at December 31, 2018. Brokered deposits represented 39% of total deposits at December 31, 2019 compared to 31% of total deposits at December 31, 2018.

The modest decrease in deposits compared to September 30, 2019 was primarily due to the reduced need for brokered certificates of deposits, matching the decrease in loans held for sale. Total brokered deposits of $2.2 billion at December 31, 2019 decreased $108.0 million from $2.3 billion at September 30, 2019. Brokered deposits represented 39% of total deposits at December 31, 2019 compared to 41% of total deposits at September 30, 2019.

The Company increased its borrowing capacity, with unused lines of credit increasing from $634.6 million at September 30, 2019 to $1.5 billion at December 31, 2019. This increase in liquidity further enhances the ability to effectively manage interest expense and assets levels in the future.

Net Interest Income

Net interest income of $37.6 million in the fourth quarter of 2019 increased $13.5 million, or 56%, compared to the fourth quarter of 2018 and increased $5.0 million, or 15%, compared to the third quarter of 2019.

The 56% increase in net interest income compared to the fourth quarter of 2018 reflected significantly higher loan growth that offset lower margins. The interest rate spread of 2.07% for the fourth quarter of 2019 decreased 21 basis points compared to 2.28% in the fourth quarter of 2018. The net interest margin of 2.31% for the fourth quarter of 2019 declined 29 basis points compared to 2.60% for the fourth quarter of 2018. The decline in net interest margin compared to the fourth quarter of 2018 reflected the flattening and inversion of the yield curve, and reflects the shift in business mix to a higher concentration of warehouse loans that typically are funded for a shorter duration and earn interest based on longer term rates. Profitability in this business, which also includes fees classified as noninterest income, made the most significant contribution to net income for the fourth quarter of 2019.

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The 15% increase in net interest income compared to the third quarter of 2019 reflected an interest rate spread of 2.07% that increased 9 basis points compared to 1.98% in the third quarter of 2019.

The net interest margin of 2.31% for the fourth quarter of 2019 also increased 9 basis points compared to 2.22% for the third quarter of 2019.

Interest Income

Interest income of $63.8 million in the fourth quarter of 2019 increased $24.0 million, or 60%, compared to the fourth quarter of 2018 and increased $4.0 million, or 7%, compared to the third quarter of 2019. The increases for both periods were primarily due to loan growth.

The 60% increase in interest income compared to the fourth quarter of 2018 reflected a $2.5 billion, or 89%, increase in the average balance of loans, including loans held for sale, which reached $5.2 billion for the fourth quarter of 2019. The average yield on loans and loans held for sale of 4.35% for the fourth quarter of 2019 decreased 58 basis points compared to 4.93% for the fourth quarter of 2018. The decline in average yields reflected the higher concentration of warehouse loans for the fourth quarter of 2019.

The 7% increase in interest income compared to the third quarter of 2019 reflected a $463.8 million, or 10%, increase in the average balance of loans, including loans held for sale, which reached $5.2 billion for the fourth quarter of 2019. The average yield on loans and loans held for sale of 4.35% for the fourth quarter of 2019 decreased 9 basis points compared to 4.44% for the third quarter of 2019.

Interest Expense

Total interest expense of $26.2 million for the fourth quarter of 2019 increased $10.5 million, or 67%, compared to the fourth quarter of 2018 and decreased $1.0 million, or 4%, compared to the third quarter of 2019. Interest expense on deposits of $25.1 million for the fourth quarter of 2019 increased $11.3 million, or 82%, compared to the fourth quarter of 2018 and decreased $1.0 million, or 4%, compared to the third quarter of 2019.

The 82% increase in interest expense on deposits compared to the fourth quarter of 2018 was primarily due to the higher volume of custodial interest-bearing checking and brokered certificates of deposits. The average balance of interest-bearing deposits of $5.6 billion for the fourth quarter of 2019 increased $2.6 billion, or 85%, compared to the fourth quarter of 2018. The average cost of interest-bearing deposits was 1.78% for the fourth quarter of 2019, which was a 3 basis point decrease compared to 1.81% for the fourth quarter of 2018.

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The 4% decrease in interest expense on deposits compared to the third quarter of 2019 was primarily due to lower costs of deposits. The average cost of interest-bearing deposits was 1.78% for the fourth quarter of 2019, which was a 24 basis point decrease compared to 2.02% in the third quarter of 2019. The average balance of interest-bearing deposits of $5.6 billion for the fourth quarter of 2019 increased $466.9 million, or 9%, compared to the third quarter of 2019.

Noninterest Income

Noninterest income of $22.7 million for the fourth quarter of 2019 increased $8.0 million, or 54%, compared to the fourth quarter of 2018 and increased $11.9 million, or 109%, compared to the third quarter of 2019.

The 54% increase in noninterest income compared to the fourth quarter of 2018 was primarily due to a $3.6 million increase in gain on sale of loans and a $2.0 million increase in mortgage warehouse fees, reflecting the significant loan growth for these lines of business. Included in noninterest income for the fourth quarter of 2019 was a $1.1 million positive fair market value adjustment in mortgage servicing rights, which compared to a $436,000 positive fair market value adjustment for the fourth quarter of 2018.

The 109% increase in noninterest income compared to the third quarter of 2019 was primarily due to a $7.0 million, or 85%, increase in gain on sale of loans, and a $3.6 million increase in loan servicing fees. Included in loan servicing fees for the fourth quarter of 2019 was a $1.1 million positive fair market value adjustment in mortgage servicing rights, which compared to a $1.5 million negative fair market value adjustment for the fourth quarter of 2018.

At December 31, 2019, the mortgage servicing rights asset was valued at $74.4 million, a decrease of 4% compared to December 31, 2018 and an increase of 3% compared to September 30, 2019. The value of mortgage servicing rights generally declines in falling interest rate environments and increases in rising interest rate environments.

Noninterest Expense

Noninterest expense of $18.8 million for the fourth quarter of 2019 increased $2.7 million, or 16%, compared to the fourth quarter of 2018 and increased $3.3 million, or 21%, compared to the third quarter of 2019.

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The 16% increase in noninterest expense compared to the fourth quarter of 2018 was due primarily to a $1.1 million, or 410%, increase in deposit insurance related to the growth in deposits and assets and a $1.1 million increase in occupancy and equipment costs associated with the Company’s move to its new corporate headquarters. The efficiency ratio of 31.2% for the fourth quarter of 2019 compared to 41.6% for the fourth quarter of 2018.

The 21% increase in noninterest expense compared to the third quarter of 2019 was primarily due to a $1.3 million, or 14%, increase in salaries and employee benefits and a $799,000, or 80%, increase in occupancy and equipment costs associated with the company’s move to its new corporate headquarters. The increase in salaries and employee benefits was primarily due to the addition of new employees to support business growth, along with higher commission expense associated with higher loan growth during the fourth quarter of 2019. The efficiency ratio of 31.2% for the fourth quarter of 2019 compared to 35.7% for the third quarter of 2019.

Segments

For the fourth quarter of 2019, net income for Mortgage Warehousing increased 177% compared to the fourth quarter of 2018 and increased 25% compared to the third quarter of 2019, primarily reflecting significant growth in net interest income during both periods.

For the fourth quarter of 2019, net income for Multi-family Mortgage Banking increased 117% compared with the fourth quarter of 2018 and increased 273% compared to the third quarter of 2019. The increases reflected higher gains on sale of loans for both periods. The comparative performance was impacted by fair market value adjustments to mortgage servicing rights. The fourth quarter of 2019 included a positive fair market value adjustment of $1.1 million, which compared to a positive fair value adjustment of $436,000 for the fourth quarter of 2018 and a negative fair market value adjustment of $1.5 million for the third quarter of 2019.

For the fourth quarter of 2019, net income for Banking increased 5% compared to the fourth quarter of 2018 and decreased 8% compared to the third quarter of 2019, reflecting higher deposit insurance expense.

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About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration ("FHA") multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking. Merchants Bancorp, with $6.4 billion in assets and $5.5 billion in deposits as of December 31, 2019, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Assets
Cash and due from banks	$13,909	$15,614	$15,176	$19,554	$25,855
Interest-earning demand accounts	492,800	349,362	445,713	293,897	310,669
Cash and cash equivalents	506,709	364,976	460,889	313,451	336,524
Securities purchased under agreements to resell	6,723	6,760	6,798	6,838	6,875
Trading securities	269,891	227,914	101,514	129,914	163,419
Available for sale securities	290,243	308,673	261,485	296,669	331,071
Federal Home Loan Bank (FHLB) stock	20,369	18,808	18,820	18,880	7,974
Loans held for sale (includes $19,592, $23,357, $9,592, $6,307, and $11,886 respectively, at fair value)	2,093,789	2,498,538	1,918,118	882,071	832,455
Loans receivable, net of allowance for loan losses of $15,842, $13,705, $12,604, $13,356, and $12,704, respectively	3,012,468	2,742,088	2,347,906	2,168,256	2,045,423
Premises and equipment, net	29,274	29,211	26,580	21,078	15,136
Mortgage servicing rights	74,387	71,989	74,550	76,249	77,844
Interest receivable	18,359	18,780	17,415	14,365	13,827
Goodwill	15,845	15,574	15,574	17,144	17,477
Intangible assets, net	3,799	4,182	4,567	3,381	3,542
Other assets and receivables	30,072	29,693	33,174	28,429	32,596
Total assets	$6,371,928	$6,337,186	$5,287,390	$3,976,725	$3,884,163
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$272,037	$198,843	$192,521	$128,029	$182,879
Interest-bearing	5,206,038	5,300,806	4,463,469	2,992,998	3,048,207
Total deposits	5,478,075	5,499,649	4,655,990	3,121,027	3,231,086
Borrowings	181,439	159,673	62,225	338,031	195,453
Deferred and current tax liabilities, net	16,917	15,347	16,716	18,274	15,444
Other liabilities	41,769	33,078	37,446	21,562	20,943
Total liabilities	5,718,200	5,707,747	4,772,377	3,498,894	3,462,926
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding - 28,706,438 shares, 28,706,438 shares, 28,706,438 shares, 28,704,163 shares, and 28,694,036 shares, respectively	135,640	135,507	135,374	135,190	135,057
Preferred stock, without par value - 5,000,000 total shares authorized
8% Preferred stock - $1,000 per share liquidation preference
Authorized - 50,000 shares
Issued and outstanding - 41,625 shares	41,581	41,581	41,581	41,581	41,581
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares, 2,081,800 shares, 2,955,800 shares, and 2,000,000 shares, respectively	50,221	50,245	72,095	48,269	—
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares and 125,000 shares, respectively (both equivalent to 5,000,000 depositary shares)	120,844	120,863	—	—	—
Retained earnings	304,984	280,551	265,323	252,637	244,909
Accumulated other comprehensive income (loss)	458	692	640	154	(310)
Total shareholders' equity	653,728	629,439	515,013	477,831	421,237
Total liabilities and shareholders' equity	$6,371,928	$6,337,186	$5,287,390	$3,976,725	$3,884,163

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest Income
Loans	$56,829	$52,779	$33,999	$186,428	$119,457
Investment securities:
Trading	2,256	1,422	1,235	6,690	5,012
Available for sale - taxable	1,576	1,604	1,740	6,208	6,448
Available for sale - tax exempt	55	68	—	272	—
Federal Home Loan Bank stock	190	262	88	932	385
Other	2,893	3,626	2,763	11,465	9,261
Total interest income	63,799	59,761	39,825	211,995	140,563
Interest Expense
Deposits	25,051	26,039	13,789	84,661	42,216
Borrowed funds	1,127	1,098	1,861	5,036	8,376
Total interest expense	26,178	27,137	15,650	89,697	50,592
Net Interest Income	37,621	32,624	24,175	122,298	89,971
Provision for loan losses	1,993	1,193	1,608	3,940	4,629
Net Interest Income After Provision for Loan Losses	35,628	31,431	22,567	118,358	85,342
Noninterest Income
Gain on sale of loans	15,352	8,312	11,718	35,411	39,266
Loan servicing fees, net	2,200	(1,410)	1,657	(1,118)	5,741
Mortgage warehouse fees	2,555	2,699	602	7,145	2,550
Gains/(losses) on sale of investments available for sale (1)	352	—	—	476	—
Other income	2,244	1,251	758	5,175	2,028
Total noninterest income	22,703	10,852	14,735	47,089	49,585
Noninterest Expense
Salaries and employee benefits	10,422	9,139	10,643	38,093	32,240
Loan expenses	1,007	1,248	1,109	4,534	4,621
Occupancy and equipment	1,793	994	726	4,609	2,788
Professional fees	826	508	830	2,326	2,585
Deposit insurance expense	1,393	859	273	2,747	1,024
Technology expense	848	674	548	2,623	1,544
Other expense	2,547	2,100	2,052	8,381	6,098
Total noninterest expense	18,836	15,522	16,181	63,313	50,900
Income Before Income Taxes	39,495	26,761	21,121	102,134	84,027
Provision for income taxes (2)	9,434	6,502	5,699	24,805	21,153
Net Income	$30,061	$20,259	$15,422	$77,329	$62,874
Dividends on preferred stock	(3,618)	(3,022)	(832)	(9,216)	(3,330)
Net Income Allocated to Common Shareholders	26,443	17,237	14,590	68,113	59,544
Basic Earnings Per Share	$0.92	$0.60	$0.51	$2.37	$2.08
Diluted Earnings Per Share	$0.92	$0.60	$0.51	$2.37	$2.07
Weighted-Average Shares Outstanding
Basic	28,706,438	28,706,438	28,694,036	28,705,125	28,692,955
Diluted	28,754,078	28,744,953	28,727,822	28,745,707	28,724,419

(1) Includes $352, $0, $0, $476, and $0, respectively, related to accumulated other comprehensive earnings reclassifications.

(2) Includes $(86), $0, $0, $(117) and $0, respectively, related to income tax (expense)/benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Noninterest expense	18,836	15,522	16,181	63,313	50,900

Net interest income (before provision for losses)	37,621	32,624	24,175	122,298	89,971
Noninterest income	22,703	10,852	14,735	47,089	49,585
Total income	60,324	43,476	38,910	169,387	139,556

Efficiency ratio	31.22%	35.70%	41.59%	37.38%	36.47%

Average assets	6,639,736	6,009,840	3,839,594	5,262,300	3,680,934
Net income	30,061	20,259	15,422	77,329	62,874
Return on average assets before annualizing	0.45%	0.34%	0.40%	1.47%	1.71%
Annualization factor	4.00	4.00	4.00	1.00	1.00
Return on average assets	1.81%	1.35%	1.61%	1.47%	1.71%

Return on average tangible common shareholders' equity (1)	25.65%	18.17%	16.24%	17.56%	17.23%

Tangible book value per common share (1)	$14.68	$13.83	$12.50	$14.68	$12.50

Tangible common shareholders' equity/tangible assets (1)	6.63%	6.28%	9.28%	6.63%	9.28%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures"

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net income	30,061	20,259	15,422	77,329	62,874
Less: preferred stock dividends	(3,618)	(3,022)	(832)	(9,216)	(3,330)
Net income available to common shareholders	26,443	17,237	14,590	68,113	59,544

Average shareholders' equity	644,588	567,732	417,072	537,946	396,350
Less: average goodwill & intangibles	(19,607)	(20,005)	(16,127)	(20,243)	(9,265)
Less: average preferred stock	(212,675)	(168,266)	(41,581)	(129,881)	(41,581)
Average tangible common shareholders' equity	412,306	379,461	359,364	387,822	345,504

Annualization factor	4.00	4.00	4.00	1.00	1.00
Return on average tangible common shareholders' equity	25.65%	18.17%	16.24%	17.56%	17.23%

Total equity	653,728	629,439	421,237	653,728	421,237
Less: goodwill and intangibles	(19,644)	(19,756)	(21,019)	(19,644)	(21,019)
Less: preferred stock	(212,646)	(212,689)	(41,581)	(212,646)	(41,581)
Tangible common shareholders' equity	421,438	396,994	358,637	421,438	358,637

Assets	6,371,928	6,337,186	3,884,163	6,371,928	3,884,163
Less: goodwill and intangibles	(19,644)	(19,756)	(21,019)	(19,644)	(21,019)
Tangible assets	6,352,284	6,317,430	3,863,144	6,352,284	3,863,144

Ending common shares	28,706,438	28,706,438	28,694,036	28,706,438	28,694,036

Tangible book value per common share	$14.68	$13.83	$12.50	$14.68	$12.50
Tangible common shareholders' equity/tangible assets	6.63%	6.28%	9.28%	6.63%	9.28%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$702,706	$3,083	1.74%	$670,399	$3,888	2.30%	$490,189	$2,851	2.31%
Securities available for sale - taxable	288,935	1,576	2.16%	278,314	1,604	2.29%	331,613	1,740	2.08%
Securities available for sale - tax exempt	7,527	55	2.90%	9,032	68	2.99%	-	-	-
Trading securities	286,712	2,256	3.12%	162,915	1,422	3.46%	125,582	1,235	3.90%
Loans and loans held for sale	5,182,530	56,829	4.35%	4,718,771	52,779	4.44%	2,736,228	33,999	4.93%
Total interest-earning assets	6,468,410	63,799	3.91%	5,839,431	59,761	4.06%	3,683,612	39,825	4.29%
Allowance for loan losses	(14,126)			(12,990)			(11,495)
Noninterest-earning assets	185,452			183,399			167,477

Total assets	$6,639,736			$6,009,840			$3,839,594

Liabilities & Shareholders' Equity:

Interest-bearing checking	1,971,710	7,652	1.54%	1,951,613	9,253	1.88%	1,335,051	6,122	1.82%
Savings deposits	154,997	76	0.19%	152,509	85	0.22%	159,724	100	0.25%
Money market	1,000,971	4,339	1.72%	977,228	4,698	1.91%	904,838	4,234	1.86%
Certificates of deposit	2,453,211	12,984	2.10%	2,032,619	12,003	2.34%	617,659	3,333	2.14%
Total interest-bearing deposits	5,580,889	25,051	1.78%	5,113,969	26,039	2.02%	3,017,272	13,789	1.81%

Borrowings	69,556	1,127	6.43%	59,585	1,098	7.31%	74,072	1,861	9.97%
Total interest-bearing liabilities	5,650,445	26,178	1.84%	5,173,554	27,137	2.08%	3,091,344	15,650	2.01%

Noninterest-bearing deposits	278,447			198,832			293,197
Noninterest-bearing liabilities	66,256			69,722			37,981

Total liabilities	5,995,148			5,442,108			3,422,522

Shareholders' equity	644,588			567,732			417,072

Total liabilities and shareholders' equity	$6,639,736			$6,009,840			$3,839,594

Net interest income		$37,621			$32,624			$24,175

Net interest spread			2.07%			1.98%			2.28%

Net interest-earning assets	$817,965			$665,877			$592,268

Net interest margin			2.31%			2.22%			2.60%

Average interest-earning assets to average interest-bearing liabilities			114.48%			112.87%			119.16%

Segment Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Twelve Months Ended		Total Assets
	December 31,	September 30,	December 31,	December 31,		December 31,	September 30,	December 31,
	2019	2019	2018	2019	2018	2019	2019	2018
Segment
Multi-family Mortgage Banking	$10,217	$2,741	$4,698	$14,763	$19,810	$188,866	$169,283	$166,102
Mortgage Warehousing	13,690	10,924	4,942	34,766	21,000	3,124,684	3,529,267	1,430,776
Banking	7,028	7,649	6,703	31,854	26,269	3,018,568	2,596,313	2,256,687
Other	(874)	(1,055)	(921)	(4,054)	(4,205)	39,810	42,323	30,598
Total	$30,061	$20,259	$15,422	$77,329	$62,874	$6,371,928	$6,337,186	$3,884,163